Exhibit 99.2

GroupCard BV

Financial Statements

For the Years Ended December 31, 2013 and 2012

GroupCard BV

805 Third Avenue New York, NY 10022 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
of GroupCard BV

We have audited the accompanying financial statements of GroupCard BV (a Netherlands company), which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of GroupCard BV as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY 10022

July 15, 2015

New York, NY   Washington DC   Mumbai, India   San Francisco, CA   Beijing, China   Athens, Greece   Las Vegas, NV   Kansas City, KS

Member: ANTEA International with affiliated offices worldwide

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GroupCard BV

Balance Sheets

	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash	$5,235	$2,175
Accounts receivable	41,585	22,982
Receivable - other	1,157	-
Other current assets	4,222	11,233
Total current assets	52,199	36,391

Property, website and equipment, net of accumulated	5,670	6,561
TOTAL ASSETS	$57,869	$42,952

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$262,317	$211,414
Accounts payable - related party	327,867	287,358
Accrued expenses	32,312	14,663
Total current liabilities	622,496	513,435

TOTAL LIABILITIES	622,496	513,435

Commitments and contingencies	-	-

STOCKHOLDERS' DEFICIT
Common stock (Share capital, 25,000 shares at 1.00 Euro, issued and outstanding 25,000 shares)	32,962	32,962
Accumulated deficit	(597,589)	(503,444)
Total stockholders' deficit	(564,627)	(470,483)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$57,869	$42,952

The accompanying notes are an integral part of these audited financial statements.

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GroupCard BV

Statements of Operations

	Year Ended
	December 31,
	2013	2012

Net revenues	$92,360	$28,956

Operating expenses
Cost of revenue	32,024	20,562
Sales and marketing	54,759	25,553
General and administrative	82,330	175,876
Total operating expenses	169,113	221,991

Loss from operations	(76,753)	(193,035)

Net loss	(76,753)	(193,035)

Other comprehensive loss:
Foreign currency translation adjustment	(18,870)	(5,508)
Comprehensive loss	$(95,623)	$(198,543)

The accompanying notes are an integral part of these audited financial statements.

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GroupCard BV

Statements of Cash Flows

	For the Year Ended December 31,	For the Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(76,753)	$(193,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,341	51
Changes in operating assets and liabilities:
Accounts receivable	(12,095)	(7,269)
Other receivable - related party	-	155,578
Accounts receivable - other	1,157	-
Other current assets	6,818	377
Accounts payable and accrued expenses	50,040	47,537
Accounts payable - related party	30,923	-
NET CASH PROVIDED BY OPERATING ACTIVITIES:	1,431	3,239

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of property, website and equipment	-	(6,612)
Proceeds from disposal of equipment	647	-
Net cash (used in) provided by investing activities	647	(6,612)

Effect of foreign currency exchange rate on cash	981	5,503
Net increase in cash	3,059	2,130

Cash at beginning of year	2,176	45
Cash at the end of the year	$5,235	$2,175

The accompanying notes are an integral part of these audited financial statements.

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GROUPCARD BV

NOTES TO FINANCIAL STATEMENTS

1.	Description of Business

GroupCard BV (the “Company”) is an entity organized under the laws of the Netherlands incorporated on December 27, 2010. The Company is a Netherlands based customer loyalty program firm. This full service organization assists local organizations (i.e. sport clubs, charities, student associations, family caregivers) create extra value for their members, sponsors and partners, using a combination of services, technology, partnerships and business models. The Company operates from its office in Aalsmeer, the Netherlands and its customers are predominately located in the Netherlands.

2.	Summary of Significant Accounting Policies

Management is responsible for the fair presentation of the Company’s financial statements, prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company classifies as cash and cash equivalents amounts on deposit in the banks and cash temporarily in various instruments with original maturities of three months or less at the time of purchase.

Income Taxes

The Company is subject to Netherlands Corporation Tax and a provision is made for any liability due in the accounts, if applicable.

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with FASB Topic 740, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

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The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

A valuation allowance has been recorded to fully offset the deferred tax asset even though the Company believes it is more likely than not that the assets will be utilized.

The Company’s effective tax rate differs from the statutory rates associated with taxing jurisdictions because of permanent and temporary timing differences as well as a valuation allowance.

Revenue Recognition

The Company generates its revenue from providing services to organization and groups by creating value to their members, sponsors, and partners. The Company provides a combination of services, technology, partnerships, and business models.

Services include:

•	Nationwide and online network of partners

•	Loyalty, coupon and gift card platform

•	On and offline communication facilities

•	Fan Funding

•	Card Management

•	Marketing Services

Foreign currency and foreign currency transactions

The functional currency of GroupCard BV is the Euro. Balance sheet accounts of these entities are translated from their functional currencies into U.S. dollars at period-end exchange rates, and income and expense accounts are translated at average exchange rates during the period. Translation gains or losses related to net assets are recorded as unrealized foreign currency translation adjustments within accumulated other comprehensive income (loss) in stockholders' equity. Gains and losses resulting from foreign currency transactions (transactions denominated in a currency other than the entity's functional currency) are included in other income and expense in the consolidated statements of operations and other comprehensive loss.

3.	Related Party Transactions

Accounts Payable – Related Party

As of December 31, 2013 and 2012 the Company had accounts payable related to the former managing director and certain former shareholders in the amount of $327,867 and $287,358, respectively. These amounts represent prior funding to the Company for general operations.

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4.	Property, Website and Equipment

As of December 31, 2013 and 2012 the Company had property, website, and equipment, net of depreciation, valued at $5,670 and $6,561, respectively. As of December 31, 2013 and December 31, 2012, the Company has accumulated depreciation of $1,341 and $51, respectively.

5.	Income Taxes

The statutory income tax rates in the Netherlands are 20%. Since the Company has (compensated) losses, the effective tax rate for these years is nil.

6.	Subsequent Events

On July 7, 2014, the Company also entered into an Exchange Agreement by and among the Company, the Company’s shareholders (the “Sellers”), and EFactor Group Corp. (“EFactor”). On the same date, the parties consummated the transaction, pursuant towhich the Sellers sold, and EFactor purchased all of GroupCard’s outstanding capital stock, in exchange for 2,812,500 unregistered shares of the EFactor’s common stock.

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